Exhibit 99.1

January 28, 2021
Re: Tender offer by a third party for KBS Real Estate Investment Trust III, Inc. shares
Dear KBS REIT III Stockholder:
You may soon receive, or have already received, correspondence from Comrit Investments 1, Limited Partnership (the “Bidder”) regarding a tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $7.02 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
We believe the Bidder’s offer is meant to take advantage of the current illiquidity of the Company’s shares by purchasing your shares at a price significantly below their fair value in order to make a significant profit. Although we can offer no assurances, the Company’s board of directors and management team continue to monitor the real estate and equity markets in order to determine the best available options for additional liquidity to the Company’s stockholders through the share redemption program and/or tender offers or through special distributions to stockholders. The Company believes that stockholders who tender their shares to the Bidder will be tendering at a price substantially below the current fair value of the shares, will lose the opportunity to participate in any potential future upside and future growth of the Company with respect to such shares and will lose the right to receive any future distributions that the Company may declare and pay.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On December 7, 2020, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $10.74 based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2020, with the exception of adjustments to the Company’s net asset value to give effect to the change in the estimated value of the Company’s investment in units of Prime US REIT (SGX Ticker: OXMU) as of December 1, 2020.1 For a full description of the methodologies and assumptions used in the Company’s valuation, see the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2020 (the “Current Report”).
•As the global impact of the COVID-19 pandemic continues to evolve, severely impacting global economic activity and causing significant volatility and negative pressure in the financial markets, including the U.S. real estate office market and the industries of our tenants, the Company’s conflicts committee and board of directors continue to evaluate whether the Company’s proposed conversion to an NAV REIT remains in the best interest of our stockholders. We refer to an “NAV REIT” as a non-listed, perpetual-life company that calculates the net asset value or “NAV” per share on a regular basis that is more frequent that annually (i.e., daily, monthly or quarterly) and seeks to provide increased liquidity to current and future stockholders through an expansion of our current share redemption program and/or periodic self-tender offers. The impact of COVID-19 has altered the landscape of the real estate market in its entirety. The disruption has reduced cash flows and halted leasing activity resulting in reductions of real estate values. Specific to the Company’s portfolio, our rent collections remain strong through January 2021 although we have granted short-

______________________
1 We note that the estimated value per share did not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 7, 2020, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations, the impact of restrictions on the assumption of debt, swap breakage fees that may be incurred upon the termination of certain of the Company’s swaps prior to expiration, or acquisition-related costs and financing costs related to any future acquisitions subsequent to December 7, 2020.

800 Newport Center Drive, Suite 700, Newport Beach, CA 92660 | Tel 949.417.6500

term rent relief to a number of tenants, mostly in the form of rent deferrals. Additionally, the COVID-19 crisis initially caused us to delay certain asset sales and refinancing plans, which would have further increased the strength of the Company’s liquidity position and our ability to provide increased liquidity to stockholders. However, we have recently seen increased lending activity in the credit market and have refinanced certain loans in the Company’s portfolio. Additionally, we completed the sale of an office property on January 19, 2021. While we believe the Company’s portfolio is well-positioned to continue to successfully respond to the pandemic, the impact of the COVID-19 pandemic on the capital and financial markets, including the U.S. real estate office market, has caused us to further consider the timing and likelihood of success of the proposed NAV REIT conversion and whether this conversion continues to be in the best interest of our stockholders. Regardless of the ultimate decision, we continue to be focused on providing increased liquidity to stockholders.
•In connection with our pursuit of an NAV REIT strategy, in December 2019, the Company’s board of directors determined to temporarily suspend Ordinary Redemptions under the share redemption program, and Ordinary Redemptions remain suspended as the Company navigates through the impact of the COVID-19 pandemic and evaluates its proposed conversion to an NAV REIT. Ordinary Redemptions are all redemptions that do not qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program). Redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” are “Special Redemptions.” Upon suspension, all Ordinary Redemptions requests that had been received were cancelled and no Ordinary Redemptions requests will be accepted or collected during the suspension of the share redemption program. However, any redemptions sought in connection with and meeting the requirements for a Special Redemptions are still eligible for redemption and continue to be processed in accordance with the current share redemption program.
Please be aware that the Bidder is in no way affiliated with the Company, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of the Company’s stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.
With the suspension of Ordinary Redemptions, we expect that firms that conduct mini-tender offers will increase their activity and that these bidders will conduct several mini-tenders during the next several months at pricing substantially below the value of your shares. The Company will respond and state its position with respect to each of these mini-tender offers. In order to avoid the costs of mailings, we will post our response to this mini-tender offer and may post any updates or changes to our response to this mini-tender offer and our responses to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or responses will also be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to this or future mini-tender offers, consult with your financial professional or contact KBS Capital Markets Group LLC at (866) 527-4264.
We urge you to exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
Thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer,
President and Director

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The Company may fund distributions from any source, including, without limitation, offering proceeds or borrowings. Cash distributions paid through January 2021 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. No assurances can be given that the Company will continue to declare distributions or that the estimated value per share will not decrease in the future. The appraisal methodology for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount for the holding period risk attributable to blockage due to the quantity of units held by the Company and such discount is driven by trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Advisor and the Company, are the respective party’s best estimates as of September 30, 2020, December 1, 2020 or December 7, 2020, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate return to stockholders.
The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The COVID-19 pandemic is negatively impacting almost every industry, including the U.S. office real estate industry and the industries of the Company’s tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts the Company’s or its tenants’ business, financial condition, results of operations and cash flows, the markets and communities in which the Company and its tenants operate and the Company’s investment in Prime US REIT, depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact of the pandemic on the Company or the global economy as a whole.
Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders. As the global impact of the COVID-19 pandemic continues to evolve, the Company’s conflicts committee and board of directors continue to evaluate whether the proposed NAV REIT conversion remains in the best interest of the Company’s stockholders. Accordingly, the Company can give no assurance that it will continue to pursue a conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy, and we can provide no assurance that our NAV REIT strategy will be able to provide additional liquidity to stockholders.
These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, each as filed with the SEC. You should interpret many of the risks as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

3